Exhibit 99.2

Accentia Announces Investigational New Drug Application for

Revimmune Usage in a Pivotal Phase 3 Study of Refractory Multiple

Sclerosis

Revolutionary Treatment for Multiple Sclerosis Intended to

Eliminate Autoimmunity and Restore Lost Function

TAMPA, FL—(BUSINESS WIRE)—Accentia Biopharmaceuticals (NASDAQ: ABPI—News) announces that it met with the Food and Drug Administration (FDA) on September 26, 2007 for a scheduled pre-Investigational New Drug (pre-IND) meeting on Revimmune™. The FDA has indicated its support for Accentia to submit an IND for a pivotal Phase 3 randomized controlled, multi-center clinical trial of Revimmune, the company’s potential therapeutic for refractory, relapsing-remitting Multiple Sclerosis (MS). The FDA indicated that they support the proposed submission from Accentia and that they are in overall agreement with the proposed design of the Accentia clinical program.

The Revimmune MS study will enroll subjects in a one-year study comparing baseline disability to disability at month 12 with an interim data analysis. After consultation with the FDA on the design of the trial, it was agreed that the primary endpoint will be recovery of lost function and that this unique study will be done under a special protocol assessment (SPA). Accentia will proceed diligently with submission of the IND under a SPA and of an application for Fast Track status, and currently projects commencement of the Phase 3 study in the first half of 2008. A Special Protocol Assessment is a declaration from the Food and Drug Administration that a proposed Phase 3 trial ‘s design, clinical endpoints, and statistical analyses are acceptable for FDA approval. All prior approved therapeutics suppress rather than eliminate autoimmunity and they have used the more limited indication of a reduction in the rate of progression of disability as their primary endpoint, not a reduction in disability as for Revimmune.

Revimmune is the first drug to propose restoration of lost function in MS patients. Using a patent-pending, ultra-high intensity, short-course of an intravenous formulation of cyclophosphamide, Revimmune is intended to “reboot” a patient’s immune system, thereby eliminating autoimmunity, whereas current therapies, including oral cyclophosphamide, are used chronically to attempt to suppress the inflammation of autoimmunity. Based on long-term follow-up with patients that showed complete remissions in previous studies, there is substantial evidence that Revimmune has the potential to cure cases of severe refractory autoimmune diseases, including aplastic anemia and myasthenia gravis. Revimmune uses a drug approved for other indications at other doses.

Developed by Dr. Richard Jones, Dr. Robert Brodsky, and colleagues at the Johns Hopkins University School of Medicine, Revimmune temporarily eliminates peripheral immune cells, including the immune cells causing the autoimmunity, while selectively sparing hematopoeitic stem cells in the bone marrow. Investigators at Johns Hopkins

1 of 3

discovered that stem cells are unique in having high levels of a particular protective enzyme that can be measured in advance of therapy, which makes them impervious to Revimmune, and allows the surviving stem cells to give rise to a new immune system over two to three weeks. The newly reconstituted peripheral immune system typically lacks the misdirected immunity to self-antigens, which is characteristic of autoimmune diseases.

Revimmune can be administered as an inpatient or outpatient infusion for four hours per day for four consecutive days. The treatment is intended to allow patients to recover at home while their immune system reconstitutes itself over a two to three week period. Revimmune includes a risk management program to enhance patient safety by ensuring appropriate patient selection, supportive care, and tracking of outcomes data.

The principal investigator for the Phase 2 study with Revimmune at Johns Hopkins University School of Medicine is Dr. Douglas Kerr, associate professor of neurology. The co-principal investigators on this study are Dr. Daniel Drachman, Dr. Robert Brodsky, and Dr. Adam Kaplin. The National Multiple Sclerosis Society has supported the clinical protocol at Johns Hopkins University.

About Accentia Biopharmaceuticals

Accentia Biopharmaceuticals, Inc. and its subsidiaries (collectively referred to as the “Company” or “Accentia”) is a vertically integrated biopharmaceutical company focused on the development and commercialization of drug candidates that are in late-stage clinical development and typically are based on active pharmaceutical ingredients that have been previously approved by the FDA for other indications. Usually these drug candidates can access the accelerated 505(b)(2) regulatory approval pathway, which is generally less time-consuming and less expensive than the typical 505(b)(1) pathway that must be used for new chemical entities. The Company’s lead product candidate is SinuNase(TM), a novel application and formulation of a known therapeutic to treat chronic rhinosinusitis. SinuNase has been granted Fast Track status by the FDA and it is currently in a pivotal Phase 3 clinical trial. During this fiscal year, the Company also plans to file an Investigative New Drug (IND) for a pivotal Phase 3 clinical trial of Revimmune, to treat numerous autoimmune diseases with an initial indication targeting refractory relapsing-remitting Multiple Sclerosis. Revimmune is based on pulsed, ultra-high dosing of a well-known chemotherapeutic agent under a risk management program. Additionally, through an investment strategy, the Company has acquired the majority ownership interest in Biovest International, Inc. (“Biovest”), (BVTI.OB) and a royalty interest in Biovest’s lead drug candidate, BiovaxID(TM) and any other biologic products developed by Biovest. Biovest is currently conducting a pivotal Phase 3 clinical trial for BiovaxID which is a patient-specific anti-cancer vaccine focusing on the treatment of follicular non-Hodgkin’s lymphoma. BiovaxID has been granted Fast Track status by the FDA. In addition to these product candidates, the Company has a specialty pharmaceutical business, which markets products focused on respiratory disease and an analytical consulting business that serves customers in the biopharmaceutical industry. For further information, visit the Company Web site at www.accentia.net.

2 of 3

Forward-Looking Statements

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about Revimmune(TM) SinuNase(TM), BiovaxID(TM), AutovaxID(TM), SinuTest(TM) and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Accentia to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Accentia undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.

Contact:

Accentia Biopharmaceuticals, Inc., Tampa, FL

Susan Bonitz, PhD, 813-864-2554 - Extension: 277

sbonitz@accentia.net

or

The Investor Relations Group, New York

Investors:

Adam Holdsworth, 212-825-3210

or

Media:

Janet Vasquez, 212-825-3210

3 of 3